Exhibit 99

Viad Corp Acquires FlyOver Canada Attraction

Travel & Recreation Group Expands High-Margin Attraction Portfolio with Virtual Flight Ride Experience

PHOENIX--(BUSINESS WIRE)--December 29, 2016--Viad Corp (NYSE: VVI) announced today that it has expanded its Travel & Recreation Group with the acquisition of the FlyOver Canada business. FlyOver Canada is a virtual flight ride attraction that showcases some of Canada’s most awe-inspiring scenery from coast to coast. The state-of-the-art, multi-sensory experience combines motion seating, spectacular media and special effects, including wind, scents and mist, to provide a true flying experience for guests.

Steve Moster, Viad's president and chief executive officer, said, "We are excited to add yet another top-rated and high-margin attraction to our Travel & Recreation Group. Since opening in June 2013, FlyOver Canada has provided over 1.6 million guests the virtual sensation of flying over breath-taking, iconic locations across Canada. The existing FlyOver Canada theater is ideally located in downtown Vancouver at Canada Place, which also serves as the Port of Vancouver’s cruise ship terminal, welcoming over 900,000 passengers each year, and houses the East Building of the Vancouver Convention Center, which hosts over 300 events annually. This acquisition extends our geographic reach into the robust Vancouver tourism market, which has over 9 million overnight visitors, and provides a new platform to accelerate growth and enhance profitability.”

“Rated as the No 1 fun attraction in Vancouver by TripAdvisor, FlyOver Canada is perfectly aligned with our goal of creating guest experiences that are iconic, unforgettable and inspiring,” said David Barry, president of Viad’s Travel & Recreation Group. “The attraction has seen very strong year-over-year growth since opening, with 2016 visitation up about 16 percent through November. By bringing it into Viad’s Travel & Recreation Group, we see opportunities to drive meaningful growth at the existing Vancouver location, as well as opportunities to expand the concept into additional markets in future years.”

The acquisition closed on December 29, 2016, and is within Viad's stated target valuation range, with a projected IRR of more than 15%. FlyOver Canada is expected to generate revenue of over $11 million during 2016 with approximately 575,000 guests.

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through its two business groups: the Marketing & Events Group (GES) and the Travel & Recreation Group (T&R). GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. T&R is a collection of iconic destination travel experiences that showcase the best of Banff, Jasper, Glacier, Denali and Kenai Fjords National Parks. Viad is an S&P SmallCap 600 company. For more information, visit the company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

CONTACT:
Viad Corp
Sajid Daudi or Carrie Long, 602-207-2681
Investor Relations
ir@viad.com